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WORLD TRUST
Registration Number 811-07399

EXHIBIT INDEX

Exhibit 5(b)   Form of Investment Management Services Agreement

Exhibit 8(b)   Form of Custodian Agreement

Exhibit 8(c)   Custody Agreement

Exhibit 9(b)   Form of Transfer Agent and Administration Agreement

Exhbiit 9(d)   Form of Placement Agent Agreement